UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 12, 2018

DCP Holding Company

(Exact name of registrant as specified in its charter)

Ohio	0-51954	20-1291244
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

100 Crowne Point Place, Sharonville, Ohio	45241
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (513) 554-1100

           Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company        ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01	Entry into a Material Definitive Agreement

(See ITEM 5.02, below)

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 12, 2018, the Board of Directors of DCP Holding Company approved a resolution appointing Robert C. Hodgkins, Jr. as President, Chief Executive Officer and Chief Financial Officer of the Company and Jodi Fronczek as Vice President and Chief Operations Officer of the Company effective January 1, 2019.

On December 10, 2018, the President and Chief Executive Officer and Jodi Fronczek executed the DCP Holding Company Employment Agreement by and between DCP Holding Company (the “Company”) and Jodi Fronczek, with an effective date of January 1, 2019. The employment agreement provides for an annual base salary of not less than $189,477 and annual bonus eligibility of between 10% and 34% of base salary. This agreement also provides for long term incentive award eligibility equal to 5% of base salary in the form of cash based on continued employment and certain severance benefits if Ms. Fronczek is terminated without good cause or Ms. Fronczek terminates employment for Good Reason (as defined in the employment agreement). The Employment Agreement continues for a period of one year after the effective date and is automatically extended for successive one year periods. Ms. Fronczek, age 47, has served as Chief Operations Officer of Dental Care Plus and the Company from February 2010 through December 2018.

ITEM 9.01	Financial Statements and Exhibits

Exhibit 10.1	DCP Holding Company Employment Agreement with Jodi Fronczek effective January 1, 2019, dated December 10, 2018*

*	Reflects management contracts or compensatory plan or arrangement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DCP Holding Company

Date: December 14, 2018	/s/ Robert C. Hodgkins, Jr.
Robert C. Hodgkins, Jr.
Vice President and Chief Financial Officer